Exhibit 12.1

Nelson Mullins Riley & Scarborough LLP

150 Fourth Avenue, North, Suite 1100

Nashville, TN 37219

(615) 664-5300

April 21, 2021

Collectable Sports Assets, LLC

c/o Jason Epstein

333 Westchester Avenue

Suite W2100

White Plains, NY 10604

Re: Post Effective Amendment No. 10 to Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special counsel to Collectable Sports Assets, LLC, a Delaware series limited liability company (the “Company”) in connection with the filing of Amendment No.10 (the “Amendment”) to the Offering Statement on Form 1-A (the “Offering Statement”) pursuant to 17 CFR Part 230.251 et. seq. (“Regulation A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement, as amended by the Amendment now includes offerings of 201 series (each a “Series”), a series designation (each referred to in this opinion letter as a “Series Designation”, and collectively, as the “Series Designations”) for each of which is attached to the Amended and Restated Limited Liability Company Agreement of the Company dated as of July 7, 2020, as amended (as amended to date, the “Operating Agreement”) (or to an amendment to the Operating Agreement).

The Amendment relates to the proposed issuance and sale by the Company (the “Offering”) of fifty-eight additional series of the Company’s Interests (as defined in the Operating Agreement) (designated as the “Additional Series Interests” on Schedule A to this opinion letter) and amendments to the terms of seven of the previously qualified offerings (designated as the “Amended Series Interests” on Schedule A to this opinion letter), all as further described in the Amendment.

We assume that the Amended Series Interests and the Additional Series Interests will be sold as described in the Offering Statement and Amendment and pursuant to a Subscription Agreement, substantially in the form filed as an exhibit to the Offering Statement, to be entered into by and between the Company and each of the purchasers of the Series (each referred to in this opinion as a “Subscription Agreement”, and, collectively, the “Subscription Agreements”).

In connection with the Offering, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Formation of the Company, (ii) the Operating Agreement and amendments and exhibits thereto, (iii) the Series Designations, (iv) corporate proceedings, including the resolutions of the managing member of the Company, with respect to the Offering, and (v) such other documents, instruments and records as we have deemed necessary to enable us to render the opinions contained in this opinion letter.  We have also relied upon, when and where appropriate, certificates and other assurances of representatives of the manager of the Company and others as to certain factual matters without having independently verified such factual matters.  We have also reviewed the Offering Statement, the Amendment and the form of Subscription Agreement as filed with the Commission. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents, the completeness of all records and other information made available to us by the Company on which we have relied, the genuineness of all signatures, the legal capacity of all signatories who are natural persons and the due execution and delivery of all documents.

Collectable Sports Assets, LLC

April 21, 2021

We have assumed that (i) the factual statements of the Company contained in the Offering Statement and Amendment are true and correct, (ii) the Offering Statement, as amended by the Amendment will be and remain qualified under the Securities Act, and (iii) the Company will receive the required consideration for the issuance of such Amended Series Interests and Additional Series Interests at or prior to the issuance thereof. We have relied upon certificates of, and information received from, the Company and/or representatives of the Company when relevant facts were not otherwise independently established. We also have relied on information obtained from public officials and other sources believed by us to be reliable as to other questions of fact. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company, representatives of the Company and/or public officials and do not opine as to the accuracy of such factual matters.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the States of Tennessee and Florida and we do not purport to be experts on, or to express any opinion in this opinion letter concerning, the laws of any jurisdiction other than the laws of the States of Tennessee and Florida, the federal law of the United States, and the Delaware Limited Liability Company Act.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in law that may hereafter occur.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.  We are opining only as to the matters expressly set forth in this opinion letter and we express no opinion as to any matter not expressly opined on in this opinion letter.

Based upon and subject to the foregoing, and the other qualifications and limitations contained in this opinion letter, we are of the opinion that:

(1)	The Additional Series Interests and the Amended Series Interests have been authorized by all necessary limited liability company action of the Company.

(2)	When the Offering Statement, as amended by the Amendment, is qualified under the Securities Act and the Additional Series Interests and the Amended Series Interests are issued and sold in accordance with the terms set forth in the Operating Agreement, the respective Series Designations and respective Subscription Agreements and the Company has received payment or other consideration therefor in the manner contemplated in the Offering Statement, as amended by the Amendment, (a) the Additional Series Interests and the Amended Series Interests will be legally issued, and (b) purchasers of the Additional Series Interests and the Amended Series Interests: (i) have no obligation to make payments to the Company (other than their purchase price for the Additional Series Interests and the Amended Series Interests), or contributions to the Company, solely by reason of their ownership of the Additional Series Interests and the Amended Series Interests or their status as members of the Company, and (ii) will have no personal liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being members of the Company.

Collectable Sports Assets, LLC

April 21, 2021

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Amendment. In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Nelson Mullins Riley & Scarborough LLP Nelson Mullins Riley & Scarborough LLP

Schedule A

to

Opinion of Nelson Mullins Riley & Scarborough

Dated April 21, 2021

Relating to Collectable Sports Assets, LLC

“Additional Series Interests”:

SERIES #JokicRefractor1of1

SERIES #KillebrewJersey

SERIES #LeBronWadeBoshRookieMatrix

SERIES #KawhiNT9.5

SERIES #LukaWhiteSparkle

SERIES #WadeExquisite8.5

SERIES #JordanLeBronMagicTripleSigs

SERIES #KobeAtomicRefractor

SERIES #LeBronSPXBGS9.5

SERIES #SandersPaytonPassingtheTorch

SERIES #1955ToppsBaseballSet

SERIES #LouGehrigRCPhoto

SERIES #DonovanMitchellNT9.5

SERIES #DMitchellGoldRefractorBGS9.5

SERIES #AliRookieCardBVG8

SERIES #KoufaxPSA8

SERIES #BreesFinestBasket

SERIES #KevinDurantExquisiteBGS9

SERIES #ShaqRCPSA10Basket

SERIES #TroutBowmanBasket

SERIES #SatchelPaige48LeafSGC30

SERIES #ShoelessJoeJackson1915PSA8

SERIES #1982ToppsBaseballTrayPackCase

SERIES #1909E95SGCSet

SERIES #NegroLeagueLegendaryCutsBasket

SERIES #AcunaBowman10Basket

SERIES #LukaFlawless9.5

SERIES #03ExquisiteBox

SERIES #Jordan85StarBGS8.5

SERIES #NTBBallWaxBundle

SERIES #BradyChampionshipTicket

SERIES #TroutBowmanPristine

SERIES #LBJExquisite

SERIES #Kobe96RefractorBGS9.5

SERIES #03ToppsChromeWax

SERIES #BradyBowman10

SERIES #KDToppsChrome10

SERIES #LBJKobeToppsBasket

SERIES #SotoOrangeRefractorBGS9.5

SERIES #TroutFinestSuperfractor

SERIES #MagicBirdDrJPSA9

SERIES #Jordan86FleerBGS9.5Basket

SERIES #OvechkinSPAuthBasket9.5

SERIES #Mantle1963PSA9

SERIES #Gretzky1979Topps9

SERIES #MessiMegacracksBGS9.5Basket

SERIES #HonusWagner1910PSA5

SERIES #Mantle1953Bowman8Basket

SERIES #Mantle1953Topps8

SERIES #Mays1957LadderBasket

SERIES #AaronDecadeBasket

SERIES #BillRussellExquisiteBGS9

SERIES #YogiBerraRCPSA9

SERIES #TraeYoungFlawlessGreenBGS9

SERIES #MagicBirdDrJ1980PSA9

SERIES #Brady2000SPXSpectrumBGS9.5

SERIES #MPJChampionshipTicket

SERIES #ErlingHaalandPSA10Basket

“Amended Series Interests”

SERIES #Ruth1933GoudeyRedAutographed

SERIES #TROUTGLOVE

SERIES #MayweatherRCPSA10

SERIES #Maris58ToppsPSA9

SERIES #Mantle1965Topps9

SERIES #Mantle1960Topps9

SERIES #Mantle1969Topps9